Exhibit 10.12

CCIB HOLDCO, INC.

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement (the “Agreement”) is made as of November 4, 2011 (the “Contribution Date”), by and among CCIB Holdco, Inc., a Delaware corporation (the “Company”), IBHL A Holding Company, Inc., a Delaware corporation (“Sub I-A”), IBHL B Holding Company, Inc., a Delaware corporation (“Sub I-B”), and IBP Holdings, LLC, a Delaware limited liability company (“IBP Holdings”).

RECITALS

WHEREAS, Cetus Capital II, LLC (“Cetus”) previously exchanged all existing indebtedness and the accrued interest thereon under that certain Credit Agreement dated June 25, 2005, as amended to date (the “Credit Agreement”), among Installed Building Products, LLC, a Delaware limited liability company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, GE Business Financial Services, as Syndication Agent, and The Huntington National Bank as Documentary Agent (such indebtedness and the accrued interest thereon (other than the Subordinate Loans, as defined in the Credit Agreement, and $7,466,000 of LIFO Loans, as defined in the Credit Agreement), the “First Lien Debt”), pursuant to that certain Recapitalization and Exchange Agreement by and between Cetus and the Company dated as of November 4, 2011 (the “Recapitalization Agreement”);

WHEREAS, the Company desires to contribute the First Lien Debt in equal undivided interests to the capital of Sub I-A and Sub I-B in exchange for all of their capital stock; and

WHEREAS, immediately after such contributions, Sub I-A and Sub I-B desire to contribute the First Lien Debt to the capital of IBP Holdings in exchange for a membership interest in IBP Holdings, whereupon the First Lien Debt will be cancelled;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Contributions and Exchanges.

(a) The Company hereby irrevocably contributes the First Lien Debt in equal undivided interests to the capital of Sub I-A and Sub I-B, and in exchange therefor Sub I-A shall issue to the Company one hundred (100) newly issued shares of common stock of Sub I-A, par value $0.01 per share (“Sub I-A Shares”), and Sub I-B shall issue to the Company one hundred (100) newly issued shares of common stock of Sub I-B, par value $0.01 per share (“Sub I-B Shares”).

(b) Following the contribution and exchange described in Section 1(a) above, Sub I-A and Sub I-B hereby irrevocably contribute the First Lien Debt to the capital of IBP Holdings in exchange for thirty (30) Units (as defined in the Fourth Amended and Restated Operating Agreement of IBP Holdings) of IBP Holdings, whereupon the First Lien Debt will be cancelled.

2. Closing. The contributions and exchanges under this Agreement shall occur at the principal offices of the Company, unless another place is agreed to, on the Contribution Date (which shall be the Closing Date (as defined in the Recapitalization Agreement)) and immediately following the Closing (as defined in the Recapitalization Agreement), simultaneously with the execution of this Agreement by the parties. On the Contribution Date, (i) Sub I-A will deliver to the Company a certificate representing the Sub I-A Shares (which shall be issued in the Company’s name), (ii) Sub I-B will deliver to the Company a certificate representing the Sub I-B Shares (which shall be issued in the Company’s name), and (iii) IBP Holdings shall issue to Sub I-A and Sub I-B a membership interest in IBP Holdings.

3. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) Refusal to Transfer. Sub I-A and Sub I-B shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares shall have been so transferred.

4. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party irrevocably and unconditionally submit, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party waives in all disputes any objection that it may have to the location of jurisdiction of the court designated to consider such dispute in accordance with the first sentence of this Section 4(a). Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement or the transactions contemplated hereby.

(b) Entire Agreement; Enforcement of Rights. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received if properly addressed: (a) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission), on the day of delivery; (b) if delivered by internationally recognized courier (appropriately marked for next day delivery), one (1) business day after sending; or (c) if delivered by first class, registered or certified mail (return receipt requested), three (3) business days after mailing. Notices shall be deemed to be properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, to

CCIB Holdco, Inc.
495 South High Street
Suite 50
Columbus, OH 43215-5689
Attention:	Corporate Secretary
Telephone:	(614) 221-3224
Facsimile:	(614) 221-3214

(b) if to Sub I-A, to

IBHL A Holding Company, Inc.
c/o CCIB Holdco, Inc.
495 South High Street
Suite 50
Columbus, OH 43215-5689
Attention:	Corporate Secretary
Telephone:	(614) 221-3224
Facsimile:	(614) 221-3214

(c) if to Sub I-B, to

IBHL B Holding Company, Inc.
c/o CCIB Holdco, Inc.
495 South High Street
Suite 50
Columbus, OH 43215-5689
Attention:	Corporate Secretary
Telephone:	(614) 221-3224
Facsimile:	(614) 221-3214

(d) if to IBP Holdings, to

IBP Holdings, LLC
c/o CCIB Holdco, Inc.
495 South High Street
Suite 50
Columbus, OH 43215-5689
Attention:	Corporate Secretary
Telephone:	(614) 221-3224
Facsimile:	(614) 221-3214

6. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission (including in the form of a PDF file) shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart.

7. Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors and assigns, if any. This Agreement shall inure to the benefit of the parties and the respective successors and assigns (if any) of the foregoing. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties and their respective successors and assigns, if any.

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The parties have executed this Contribution and Exchange Agreement as of the date first set forth above.

CCIB HOLDCO, INC.

By:
	Name:	Robert E. Davis
	Title:	President

IBHL A HOLDING COMPANY, INC.

By:
Name:
Title:

IBHL B HOLDING COMPANY, INC.

By:
Name:
Title:

IBP HOLDINGS, LLC

By:
Name:
Title:

The parties have executed this Contribution and Exchange Agreement as of the date first set forth above.

CCIB HOLDCO, INC.

By:
Name:
Title:

IBHL A HOLDING COMPANY, INC.

By:
	Name:	Michael T. Miller
	Title:	EVP - Finance

IBHL B HOLDING COMPANY, INC.

By:
	Name:	Michael T. Miller
EVP - Finance

IBP HOLDINGS, LLC

By:
	Name:	Michael T. Miller
	Title:	EVP - Finance